Exhibit 99.2 Unaudited Condensed Consolidated Financial Statements for MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries For the quarterly period ended March 31, 2020

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Condensed Consolidated Balance Sheets (in thousands ) March 31, 2020 December 31, 2019 (unaudited) Assets Current Assets Cash $ 3,999 $ 9,664 Accounts receivable, net 24,905 19,442 Other receivables 2,525 3,959 Inventories, net 10,580 10,095 Prepaid expenses and other current assets 4,143 3,922 Total Current Assets 46,152 47,082 Property, plant and equipment, net 9,679 9,889 Intangible assets, net 32,109 33,363 Goodwill 20,325 20,325 Deferred tax assets 32,039 30,101 Restricted cash 5,514 5,508 Other assets 1,420 1,841 Total Assets $ 147,238 $ 148,109 Liabilities and Members’ Deficit Current Liabilities Line of credit $ 24,634 $ 24,128 Current portion of long-term debt 83,384 54,949 Accounts payable 6,329 18,756 Accrued expenses and other current liabilities 45,261 25,275 Total Current Liabilities 159,608 123,108 Long-term debt 60,673 87,110 Other liabilities 3,981 5,264 Total Liabilities 224,262 215,482 Members’ Deficit MDD Enterprises, LLC and Subsidiaries (61,304) (52,317) Noncontrolling interest (15,720) (15,056) Total Members’ Deficit (77,024) (67,373) Total Liabilities and Members’ Deficit $ 147,238 $ 148,109 See accompanying notes to the condensed consolidated financial statements. 1

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Condensed Consolidated Statements of Operations (unaudited) (in thousands ) Three months ended March 31, 2020 2019 Revenues Net product sales $ 43,230 $ 38,780 Contract revenues 885 2,225 Total revenues 44,115 41,005 Cost of product sales 17,465 12,481 Gross profit 26,650 28,524 Operating expenses Sales and marketing 11,689 13,661 Commercial operations 6,473 6,242 General and administrative 7,468 7,456 Research and development 3,139 3,541 Amortization of intangible assets 491 1,190 Total operating expenses 29,260 32,090 Loss from operations (2,610) (3,566) Other income (expense) Interest expense (5,873) (6,394) Other, net (3,060) (4) Total other income (expense) (8,933) (6,398) Loss before provision for income taxes (11,543) (9,964) Income tax benefit 1,892 1,948 Net loss (9,651) (8,016) Less: net loss attributable to noncontrolling interest (664) (691) Net loss attributable to MDD Enterprises, LLC and Subsidiaries $ (8,987) $ (7,325) See accompanying notes to the condensed consolidated financial statements. 2

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries
Condensed Consolidated Statements of Members' Deficit (*unaudited*)
Three months ended March 31, 2020 and 2019
(in thousands)

	Capital Contributions	Accumulated Deficit: Controlling Interest	Accumulated Deficit: Noncontrolling Interest	Total
Balance December 31, 2019	$ 44,838	$ (97,155)	$ (15,056)	$ (67,373)
Net loss	-	(8,987)	(664)	(9,651)
Appreciation of Class D shares	455	(455)	-	-
Balance March 31, 2020	$ 45,293	$ (106,597)	$ (15,720)	$ (77,024)

	Capital Contributions	Accumulated Deficit: Controlling Interest	Accumulated Deficit: Noncontrolling Interest	Total
Balance December 31, 2018	$ 28,758	$ (95,470)	$ (12,242)	$ (78,954)
Net loss	-	(7,325)	(691)	(8,016)
Issuance of Class D Shares	12,612	-	-	12,612
Appreciation of Class D shares	152	(152)	-	-
Balance March 31, 2019	$ 41,522	$ (102,947)	$ (12,933)	$ (74,358)

See accompanying notes to the condensed consolidated financial statements.

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MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Condensed Consolidated Statements of Cash Flows (unaudited) (in thousands) Three months ended March 31, 2020 2019 Cash flows from operating activities Net cash used in operating activities $ (6,095) $ (1,829) Cash flows from investing activities Capitalized manufacturing transition costs - (3,219) Purchase of product rights - (2,767) Net cash used in investing activities - (5,986) Cash flows from financing activities Proceeds from issuance of preferred shares - 15,765 Payments of long-term debt (70) (52) Net borrowings under line of credit 506 4,245 Net cash provided by financing activities 436 19,958 Net (decrease) increase in cash and restricted cash (5,659) 12,143 Cash and restricted cash at beginning of period 15,172 11,589 Cash and restricted cash at end of period $ 9,513 $ 23,732 Reconciliation: Cash 3,999 18,477 Restricted cash 5,514 5,255 Total cash and restricted cash $ 9,513 $ 23,732 Supplemental cash flow information Noncash investing activity Change in capitalized manufacturing transition costs $ - $ (2,277) Change in capitalized intangibles with consideration due in subsequent periods $ - $ (2,717) Noncash financing activity Appreciation of preferred shares $ 455 $ 152 See accompanying notes to the condensed consolidated financial statements. 4

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (1) Business MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries (“the Company”), a privately-held biopharmaceutical company, develops, licenses, and commercializes specialty pharmaceutical products, which are sold in the United States and internationally. The Company markets seven commercial products. The Company’s activities are subject to regulation by various governmental agencies in the United States and in other countries. On June 9, 2020, Supernus Pharmaceuticals, Inc. (“Supernus”) acquired all of the outstanding equity of the Company pursuant to a Sale and Purchase Agreement with US WorldMeds Partners, LLC (“Seller” or “Partners”), dated April 28, 2020. Pursuant to the agreement, the Seller completed a reorganization of the Company, whereby the Company spun out certain legal entities and assets not related to central nervous system (“CNS”) products and activities into a newly formed company that was retained by the Seller. Immediately, following the change of control, USWM Enterprises, LLC changed its name to MDD US Enterprises, LLC. Certain acquired subsidiaries also changed their names. Refer to Notes 2 and 12. COVID-19 Impact The Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of its business operations, and has assessed the impact of the COVID-19 pandemic on its condensed consolidated financial statements as of March 31, 2020. Since the situation surrounding the COVID-19 pandemic remains fluid, the long-term duration, nature, and extent of the effects cannot be reasonably estimated at this time, outside of the matters discussed in Note 12. (2) Significant Accounting Policies Basis of Presentation The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information and therefore certain information and note disclosures normally included in financial statements prepared under U.S. generally accepted accounting principles have been omitted or condensed. These interim financial statements should therefore be read in conjunction with the audited financial statements of the Company as of and for the year ended December 31, 2019 and the notes related thereto. The condensed consolidated financial statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for these interim periods. The results of operations for the three months ended March 31, 2020 and March 31, 2019 are not necessarily indicative of the future annual or quarterly results. Consolidation The condensed consolidated financial statements include the accounts of MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) (“Enterprises”), and its wholly owned subsidiaries, MDD US Holdings, LLC (formerly known as US WorldMeds Holdings, LLC) (“Holdings”) and US WorldMeds Ventures, LLC (“Ventures”) and their respective subsidiaries. MDD US Operations, LLC (formerly known as US WorldMeds, LLC) is wholly owned by Holdings and is the primary operating subsidiary. Ventures owns 65% of HEMA Biologics, LLC (“HEMA”), a development stage joint venture with an unrelated company. The accounts of HEMA are included in the Enterprises condensed consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. 5

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (2) Significant Accounting Policies, continued Estimates and Assumptions Management makes and uses estimates and assumptions that affect reported amounts and disclosures, which can impact all elements of the condensed consolidated financial statements. Such estimates and assumptions are regularly reviewed and revised, if necessary. The estimates are based on complex judgments and assumptions which management believes are reasonable in light of past experience, current conditions and expectations regarding future events, which can be uncertain and unpredictable. Actual results could differ from those estimates, in which case the Company’s reported results could be materially affected. Recent Accounting Standards Not Yet Adopted In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), requiring all leases to be recognized on the Company’s consolidated balance sheet as a right-of-use asset and a lease liability, unless the lease is a short-term lease (generally a lease with a term of twelve months or less). At the commencement date of the lease, the Company will recognize: 1) a lease liability for the Company’s obligation to make payments under the lease agreement, measured on a discounted basis; and 2) a right-of-use asset that represents the Company's right to use, or control the use of, the specified asset for the lease term. The ASU originally required recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective transition method. In July 2018, the FASB issued ASU 2018-11, which provided an additional (and optional) transition method that permits application of the updated standard at the adoption date with recognition of a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In June 2020, the FASB issued ASU 2020-05, which deferred the effective date of ASU 2016-02. The updated standard will be effective for the Company for the year ending December 31, 2022, with early adoption permitted. The new standard will be adopted using the modified retrospective approach and the Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements. ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes - The new standard, issued in December 2019, simplifies the accounting for income taxes. This guidance will be effective on January 1, 2021 on a prospective basis, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements. The Company will adopt the new standard effective January 1, 2021. ASU 2016-13, Financial Instruments—Credit Losses (Topic 326) - The new standard, issued in July 2016, requires credit losses on financial assets, including accounts receivable, to be measured as the net amount expected to be collected, rather than based on incurred losses. The estimated net amount expected to be collected considers forecasts of future economic conditions in addition to information about past events and current conditions. The guidance established by this new standard will be effective on January 1, 2023, on a modified retrospective basis, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements. The Company will adopt the new standard effective January 1, 2023. Recently Issued Accounting Pronouncements ASU 2018-13, Changes to Disclosure Requirements for Fair Value Measurements (Topic 820) - The new standard, issued in August 2018, improved the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies and adds certain disclosure requirements. The Company adopted the new standard effective January 1, 2020. The adoption of the standard did not have a material impact on its condensed consolidated financial statements. 6

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (3) Revenues The following table summarizes the disaggregation of revenues by nature: Three months ended March 31, 2020 2019 (in thousands) Net product sales United States $ 42,955 $ 38,767 International 275 13 Total net product sales 43,230 38,780 Contract revenues Royalties 428 853 Contract reimbursed 325 472 Grants 120 - Deferred revenue amortization - 890 Other 12 10 Total contract revenues 885 2,225 Total revenues $ 44,115 $ 41,005 (4) Inventories Inventories consist of the following: March 31, December 31, 2020 2019 (in thousands) Raw materials $ 2,287 $ 2,208 Work in progress 1,585 2,090 Finished goods 6,708 5,797 $ 10,580 $ 10,095 (5) Property, Plant and Equipment Property, plant and equipment consist of the following: March 31, December 31, (in thousands) 2020 2019 Land and improvements $ 1,523 $ 1,523 Building and improvements 8,480 8,480 Leasehold improvements 168 168 Furniture and fixtures 84 84 Machinery and equipment 2,470 2,470 Computer equipment and software 824 824 13,549 13,549 Less accumulated depreciation 3,870 3,660 $ 9,679 $ 9,889 Depreciation expense for the three months ended March 31, 2020 and 2019 was $0.2 million and $0.3 million, respectively. No impairment charges were recorded for the three months ended March 31, 2020 and 2019. 7

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries
Notes to Condensed Consolidated Financial Statements *(unaudited)*

(6) Intangible Assets

Intangible assets consist of identifiable assets acquired and capitalized contract costs and are amortized using the straight-line method over the estimated useful lives as follows:

		March 31, 2020		
(in thousands)	Amortization Period (Years)	Amount	Accumulated Amortization	Net
Patents	9	$ 7,187	$ 7,187	$ -
Manufacturing transition costs	5 - 8	24,751	3,922	20,829
License agreements	3 - 15	11,803	2,796	9,007
Product rights	5	3,247	974	2,273
		$ 46,988	$ 14,879	$ 32,109

		December 31, 2019		
(in thousands)	Amortization Period (Years)	Amount	Accumulated Amortization	Net
Patents	9	$ 7,187	$ 7,187	$ -
Manufacturing transition costs	5 - 8	24,751	3,109	21,642
License agreements	3 - 15	11,803	2,517	9,286
Product rights	5	3,247	812	2,435
		$ 46,988	$ 13,625	$ 33,363

Amortization expense, inclusive of amounts recorded within cost of product sales, was $1.3 million and $1.1 million for the three months ended March 31, 2020 and 2019, respectively. No intangible asset impairment charges were recorded for the three months ended March 31, 2020 and 2019.

(7) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

(in thousands)	March 31, 2020	December 31, 2019
Royalties	$ 12,467	$ 1,089
Class D shares derivative	6,603	3,643
Rebates and fees	6,551	4,988
Salaries, wages and commissions	6,477	4,244
Settlement loss	5,250	5,250
Accrued product rights	575	1,150
Other	7,338	4,911
	$ 45,261	$ 25,275

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MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (8) Capital The Company’s ownership consists of four classes of shares as of March 31, 2020 and December 31, 2019 as noted below: Share Class Number of Shares A 9,040,733 B 25 C 537,000 D 364,300 Class A and Class B shares are identical except for voting rights. Each Class A share is entitled to one vote and each Class B share is entitled to 1,000,000 votes. The Class C shares are identical to Class A shares, except Class C shares are nonvoting, are subject to repurchase by the Company based on vesting schedules and will not participate in distributions, other than for taxes, until the Class A and Class B shares have achieved certain distribution thresholds. The Class D convertible preferred shares include redemption features requiring the bifurcation and recognition of a derivative liability. Unless converted, the preferred shares are senior in priority to the rights of all existing shares of the Company and subordinate to all of the Company’s debt obligations. The preference amount of the preferred shares increases 10% per year and potentially 18% per year depending on whether or not converted. The Company may redeem the preferred shares under certain circumstances if they are not converted. If prior to July 1, 2022, (i) the Ventures term loan is repaid or refinanced and the new lender, if any, permits a redemption or (ii) the Company is sold, the Company must redeem any unconverted preferred shares. A minimum redemption price of either 125% or 150% of the amount invested may apply depending on the timing or circumstances of the redemption. Separately, the preferred shares may be converted into Class A shares only if the Company issues at least $60.0 million of new equity before July 1, 2022, in which case the conversion price would be 80% of the new equity share price. Refer to Note 9. (9) Fair Value Measurements Measurement of fair market value is required upon initial measurement or for subsequent accounting and reporting of certain assets and liabilities, such as the net assets acquired in a business combination, and financial instruments. Fair value is determined under one or a combination of three approaches: the market approach, the income approach and the cost approach. Each approach includes multiple valuation techniques. Financial assets and liabilities carried at fair value are classified in one of the following three categories based on the nature of the inputs to the valuation technique used: Level 1 – Quoted prices for identical instruments in active markets. Level 2 – Quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or are directly or indirectly observable. Level 3 – Unobservable inputs that reflect the Company’s estimates and assumptions. The redemption features related to the Class D shares described in Note 8 are at a substantial premium, which require bifurcation from the equity instrument, resulting in the recognition of a derivative. Realized or unrealized gains or losses are recorded to other, net expense. 9

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (9) Fair Value Measurements, continued The following table sets forth by level within the fair value hierarchy the Company’s financial liabilities that were accounted for at fair value on a recurring basis are as follows: March 31, 2020 (in thousands) Level 1 Level 2 Level 3 Total Line of Credit $ - $ 24,634 $ - $ 24,634 Current portion of long-term debt - 335 - 335 Long-term debt - 6,074 - 6,074 Class D shares derivative - - 6,603 6,603 December 31, 2019 (in thousands) Level 1 Level 2 Level 3 Total Line of Credit $ - $ 24,128 $ - $ 24,128 Current portion of long-term debt - 274 - 274 Long-term debt - 6,206 - 6,206 Class D shares derivative - - 3,643 3,643 The following table sets forth by level within the fair value hierarchy the Company’s financial liabilities that were accounted for at fair value on a non-recurring basis are as follows: March 31, 2020 (in thousands) Level 1 Level 2 Level 3 Total Current portion of long-term debt $ - $ 83,049 $ - $ 83,049 Long-term debt - 54,599 - 54,599 December 31, 2019 (in thousands) Level 1 Level 2 Level 3 Total Current portion of long-term debt $ - $ 54,675 $ - $ 54,675 Long-term debt - 80,904 - 80,904 The line of credit, and long-term debt are measured at fair value based on the market approach using inputs derived principally or corroborated from market data, which approximates carrying value. The fair value measurement of the Class D shares derivative is determined based upon significant, unobservable inputs, including the estimated probability of the various redemption features as described in Note 8. The weighted average applied of the various redemption features was 136% as of March 31, 2020. The change in the fair value is due to the change in the estimated redemption features due to the change in control that is described within Note 12. The carrying amounts of other financial instruments, including cash, restricted cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to their short-term maturities. 10

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (9) Fair Value Measurements, continued There have been no transfers of assets or liabilities into or out of Level 3 of the fair value hierarchy. The following table presents the changes in fair value of the Class D shares derivative liability which are measured using Level 3 inputs: (in thousands) Balance at December 31, 2019 $ 3,643 Change in fair value recognized in other, net 2,960 Balance at March 31, 2020 $ 6,603 At least annually, the Company determines if the current value techniques used in the fair value measurements are still appropriate and evaluates and adjusts inputs used in the fair value measurements based on current market conditions and third-party information. (10) Concentrations and Credit Risk Revenue from one product was 70% and 65% of net product sales for the three months ended March 31, 2020 and 2019, respectively. Accounts receivable, net from this product were 55% and 44% of total accounts receivable, net at March 31, 2020 and December 31, 2019, respectively. (11) Legal Proceedings and Contingencies Department of Justice Investigation In February 2014, the Company received a subpoena from the Department of Health and Human Services Office of the Inspector General (OIG). In March 2016, the Company received a Civil Investigative Demand from the U.S. Department of Justice (DOJ). Both demands for information were broad in scope and each sought production of various records and reports regarding matters, including without limitation, in connection with the Company’s (i) support of a 501(c)(3) organization that provides financial assistance to patients and (ii) sales and marketing practices related to two of its products. In 2018, the Company recorded a $17.5 million settlement loss relating to this matter. The Company entered into a civil Settlement Agreement with the DOJ and the OIG (collectively the United States Government) in April 2019. The Settlement Agreement was neither an admission of liability by the Company nor a concession by the United States Government that its claims are not well-founded. Under the Settlement Agreement, the Company agreed to pay the United States Government the sum of $17.5 million, exclusive of interest, over the course of 2019 and 2020. In 2019, the Company paid $12.2 million, with the final payment made in June 2020. In connection with the civil settlement, the Company also entered into a Corporate Integrity Agreement with the OIG that spans a period of five years and provides specific measures to ensure proper controls are in place to promote compliance by the Company with certain federal statutes, regulations and written directives of federal health care programs. Under the Settlement Agreement, the Company was also required to pay the reasonable attorneys’ fees and costs incurred by the relators in accordance with a separate settlement agreement between the Company and each respective relator. The Company agreed to pay $1.1 million to the relators, which was recognized in general and administrative expenses in the consolidated statement of operations and paid in 2019, subsequent to the first quarter. Other Litigation In July 2019, the Company filed a breach of contract claim against a former commercial vendor arising out of the vendor’s refusal to refund a settlement payment owed to the Company pursuant to a settlement and release agreement. The vendor had filed a motion to dismiss the case, which was denied by the relevant court. The court has requested the parties to complete discovery by August 2020. Recoverable amounts are not reflected in the condensed consolidated financial statements given the status of the claim. 11

MDD US Enterprises, LLC (formerly known as USWM Enterprises, LLC) and Subsidiaries Notes to Condensed Consolidated Financial Statements (unaudited) (11) Legal Proceedings and Contingencies, continued In November 2019, the Company was respondent and counterclaimant in a separate dispute with the same former commercial vendor related to a claim and cross-claim for indemnification arising out of conduct related to the DOJ investigation. Both parties are in discussions before the American Arbitration Association, but formal arbitration has not yet been scheduled. As amounts are not probable and estimable, no amounts have been reflected in the condensed consolidated financial statements. In February 2020, the Company filed an arbitration claim against a contract manufacturer to seek recovery for a breach of contract related to development and supply of product. Recoverable amounts are not reflected in the condensed consolidated financial statements given the status of the claim. The Company operates in a litigious and highly regulated business environment. Other than the matters discussed above, the Company is not currently subject to any foreseeable litigation and is unaware of any pending lawsuits. The Company maintains various insurance policies to minimize the impact of legal actions or claims. Upon execution of the civil Settlement Agreement, the Company received $3.5 million in insurance proceeds that was recognized in second quarter of 2019. Guarantees In conjunction with a divestiture, the Company is a guarantor to a liability that could be owed to the purchaser. As of the date of this report, the maximum exposure is $27.5 million. As the amount owed is not probable, no provision has been reflected within the condensed consolidated financial statements. (12) Subsequent Events Management evaluated subsequent events for recognition or disclosure through August 24, 2020, the date which the condensed consolidated financial statements were available to be issued. Change of Control On June 9, 2020, the Company was acquired by Supernus. In connection with the change of control, Supernus acquired the entire issued share capital of the Company, including all classes of the Company’s common and preferred stock, for potential cash consideration of up to $530.0 million, consisting of an upfront cash payment of $300.0 million and additional cash payments of up to $230.0 million upon the achievement of certain milestones. The cash consideration is subject to further adjustment upon completion of a closing balance sheet and the finalization of other adjustments. At closing of the transaction, the Company comprised of assets and operations related to a portfolio of products that treat CNS diseases. Pursuant to the transaction, the Company completed a reorganization, immediately prior to the acquisition by Supernus, whereby the Company spun out certain legal entities and assets related to non- CNS products and activities into a newly formed company that was retained by Partners. Long-Term Incentive Compensation Program The Company established a Long-Term Incentive Compensation Program (“LTI”) effective January 1, 2018. Upon the Company meeting the specified financial target, LTI Awards will be paid to eligible participants on a three- year rolling basis provided the participant is an active employee of the Company on the payment date. As a result of the change in control, amounts earned by eligible participants in 2018 and 2019 totaling $4.4 million will be payable in the third quarter of 2020 by Partners. Government Loan On April 15, 2020, the Company received a Paycheck Protection Program loan under the Coronavirus Aid, Relief, and Economic Security Act totaling $5.2 million. The Company repaid the loan and related interest immediately prior to the acquisition by Supernus. There were no other events occurring during the evaluation period that require recognition or disclosure in the condensed consolidated financial statements. 12